UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest reported): March 11, 2005

BJ’S RESTAURANTS, INC.

(Exact name of registrant as specified in its chapter)

California	0-21423	33-0485615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16162 Beach Boulevard Suite 100 Huntington Beach, California	92647
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 848-3747

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

See Item 3.02 below.

Item 3.02.	Unregistered Sales of Equity Securities

On March 11 2005, BJ’s Restaurants, Inc. (the “Company”) announced by press release, a copy of which is attached hereto as Exhibit 99.1, that it had entered into agreements with certain independent institutional investors (the “Investors”) with respect to the sale of an aggregate of $42.6 million of the Company’s common stock (the “Shares”) in a private placement transaction (the “Private Placement Offering”). In connection with the Private Placement Offering, the Company and the Investors entered into a Securities Purchase Agreement, dated March 10, 2005, the form of which is attached hereto as Exhibit 99.2. In addition, the Company granted the Investors certain registration rights with respect to the Shares pursuant to a Registration Rights Agreement dated March 10, 2005, the form of which is attached hereto as Exhibit 4.1.

RBC Capital Markets Corporation (“RBC”) acted as placement agent for the Private Placement Offering. The Company will pay RBC an aggregate fee of approximately $2.2 million (5.125% of the gross proceeds raised in the Private Placement Offering), plus reasonable out-of-pocket expenses.

The Shares sold to the Investors have not been registered under the Securities Act of 1933, as amended (“Securities Act”), and may not be offered or sold in the United States of America in the absence of an effective registration statement or exemption from registration requirements.

The Shares were offered and sold only to “accredited investors” (as defined in section 501(a) of Regulation D) pursuant to an exemption to the registration requirements under Section 4(2) of the Securities Act. All exhibits attached hereto are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(c)	The following exhibits are included with this Report:

Exhibit 4.1	Form of Registration Rights Agreement dated March 10, 2005

Exhibit 99.1	Press release dated March 11, 2005

Exhibit 99.2	Form of Securities Purchase Agreement dated March 10, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BJ’S RESTAURANTS, INC.
March 11, 2005	(Registrant)

	By:	/s/ PAUL A. MOTENKO
Paul A. Motenko
Director, Co-Chairman, Vice President and Secretary

	By:	/s/ JEREMIAH J. HENNESSY
Jeremiah J. Hennessy
Director, Co-Chairman

	By:	/s/ GERALD W. DEITCHLE
Gerald W. Deitchle
Chief Executive Officer, President and Director

	By:	/s/ LOUIS M. MUCCI
Louis M. Mucci
Chief Financial Officer and Director

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